Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 13, 2005 relating to the balance sheet of AmeriGas Propane, Inc. as of September 30, 2005, which appears in the Current Report on Form 8-K, of AmeriGas Partners, L.P. dated January 10, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Philadelphia, PA

January 9, 2005